As filed with the Securities and Exchange Commission on July 1, 2009

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

COLUMBIA BANKING SYSTEM, INC.

(Exact name of registrant as specified in its charter)

WASHINGTON	91-1422237
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

1301 A Street, Tacoma, Washington 98402 (253) 305-1900

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Amended and Restated

Employee Stock Purchase Plan

(Full title of plan)

Copies of communications to:

STEPHEN M. KLEIN ESQ.	MELANIE J. DRESSEL
Graham & Dunn PC 2801 Alaskan Way, Suite 300 Seattle, Washington 98121 (206) 340-9648	President and Chief Executive Officer 1301 A Street Tacoma, WA 98402 (253) 305-1900

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a small reporting company. See definition of “accelerated filer” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Small reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum Aggregate offering price (2)	Amount of registration fee
Common shares	750,000 (1)	$10.245	$7,683,750	$428.76

Notes:

1.	Shares of Registrant’s Common Stock issuable upon exercise of options outstanding under Company’s Amended and Restated Employee Stock Purchase Plan (the “Plan”), together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance under the Plan as a result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock, as provided in Rule 416(a) under the Securities Act.
2.	Estimated solely for the purpose of calculating the amount of the registration fee. Pursuant to Rule 457(h) under the Securities Act of 1933, as amended (“Securities Act”), the price per share is estimated to be $10.245 based upon the average of the high ($10.71) and the low ($9.78) trading prices of the common stock, no par value per share of Columbia Banking System, Inc. as reported on the Nasdaq Stock Market on June 29, 2009.

INCORPORATION BY REFERENCE

Pursuant to General Instruction E of Form S-8, the contents of the Registration Statement on Form S-8 filed by Columbia Banking System, Inc. (“Columbia”) on August 14, 1995 under Registration No. 33-95766, with respect to the securities offered pursuant to the Columbia Banking System, Inc. Employee Stock Purchase Plan are incorporated by reference, with the exception of such opinions, consents, required signatures and exhibits, which are included and made a part of this registration statement.

In addition, the description of common stock contained in the Form 8-K filed June 29, 2009 for the purposes of updating the description of common stock contained in the registration statement on Form 10 filed by Columbia pursuant to Section 12 of the Exchange Act with the SEC on June 8, 1992 and any amendment or reports filed for the purpose of updating that description.

Item 8.	Exhibits.

Exhibit Number	Description
5.1	Opinion of Graham & Dunn PC regarding legality of the Common Stock being registered

23.1	Consent of Graham & Dunn PC (included in Exhibit 5.1)

23.2	Consent of Deloitte & Touche LLP

24.1	Powers of Attorney (included in the Signature Page)

99.1	Amended and Restated Employee Stock Purchase Plan

Item 9.	Undertakings.

A. The undersigned Registrant hereby undertakes:

1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act that are incorporated by reference in the Registration Statement.

2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tacoma, State of Washington on June 24, 2009.

COLUMBIA BANKING SYSTEM, INC.

By:	/s/ Melanie J. Dressel
Melanie J. Dressel
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose individual signature appears below hereby authorizes and appoints Melanie J. Dressel and Gary R. Schminkey, and each of them, with full power of substitution and full power to act without the other, as his or her true and lawful attorney-in-fact and agent to act in his or her name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file any and all amendments to this Registration Statement, including any and all post-effective amendments.

Pursuant to the requirements of the Securities Act, this Power of Attorney has been signed by the following persons in the capacities indicated on June 24, 2009.

Signature	Title

/s/ Melanie J. Dressel Melanie J. Dressel	President, Director and CEO (Principal Executive Officer)

/s/ Gary R. Schminkey Gary R. Schminkey	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ William T. Weyerhaeuser William T. Weyerhaeuser	Chairman of the Board of Directors

/s/ John P. Folsom John P. Folsom	Director

/s/ Frederick M. Goldberg Frederick M. Goldberg	Director

/s/ Thomas M. Hulbert Thomas M. Hulbert	Director

/s/ Thomas L. Matson Thomas L. Matson	Director

/s/ Daniel C. Regis Daniel C. Regis	Director

/s/ Donald Rodman Donald Rodman	Director

James M. Will	Director

INDEX OF EXHIBITS

Exhibit Number	Description

5.1	Opinion of Graham & Dunn PC regarding legality of the Common Stock being registered

23.1	Consent of Graham & Dunn PC (included in Exhibit 5.1)

23.2	Consent of Deloitte & Touche LLP

24.1	Powers of Attorney (included in the Signature Page)

99.1	Amended and Restated Employee Stock Purchase Plan